Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227316) and Form S-8 (Nos. 333-222107, 333-222105, 333-212067, 333-204466, 333-185564, 333-185563, 333-185562, 333-185561) of AbbVie Inc. of our report dated February 15, 2019 relating to the financial statements of Allergan plc, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 16, 2019